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                                EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is made effective as of June 16, 1999, by and between Coast Bancorp, a California corporation and Coast Commercial Bank, a California banking corporation on the one hand ("Employer") and Harvey J. Nickelson ("Employee").

     Employer desires to continue to employ, as President and Chief Executive Officer of the Employer, a person of high executive caliber with significant prior experience in the banking services which Employer provides.

     Employee being willing to continue to be employed by Employer as President and Chief Executive Officer and Employer being willing to continue to employ Employee on the terms, covenants and conditions hereinafter set forth, it is agreed as follows:

     1. POSITION. Employee is hereby employed as President and Chief Executive Officer of Employer.

     2. EMPLOYMENT TERM. The term of this Agreement shall commence effective June 16, 1999, and continue for 4 1/2 years thereafter through December 31, 2003, unless earlier terminated pursuant to Paragraph 6 below, such period being the term of this Agreement.

     3. EMPLOYEE DUTIES. Employee shall perform the duties of the position of President and Chief Executive Officer designated by the By-Laws of Employer and as directed by Employer's Board of Directors.

     4. EXTENT OF SERVICES. Employee shall devote his full time, attention and energies to the business of Employer, and shall not, during the term of this Agreement, engage directly or indirectly, in any other business activity, except personal investments, charitable and community activities, without the prior written consent of Employer.

     5. COMPENSATION AND BENEFITS. Employee's salary shall be at the rate of $179,000 per year, prorated for any partial year in which this Agreement is in effect. Said salary shall be payable in equal semi-monthly installments. Any salary increase shall be at the sole discretion of the Board. Employer agrees to review and evaluate Employee's performance at the end of each fiscal year to determine whether Employee should be paid a cash bonus. The amount of such bonus, if any, will be determined in the sole discretion of Employer's Board of Directors. In addition, Employee shall receive the following benefits:

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          (a)  AUTOMOBILE.  Employer shall provide Employee with the use of an automobile during the term of this Agreement. In addition, the Bank will pay all operating costs for the operation of the automobile including license, gas, insurance and maintenance.

          (b) INSURANCE. Employee shall be a participant in such group life insurance, health and long-term disability plans as are maintained by Employer, upon the same terms and conditions as other executives of Employer.

          (c) VACATION. Employee shall receive four (4) weeks paid vacation per year, prorated for any partial calendar year in which this Agreement is in effect, which shall be taken at such time or times as mutually agreed upon by Employee and the Board, provided that at least two (2) weeks of such vacation shall be taken consecutively per calendar year.

          (d) GENERAL EXPENSES. Employer shall, upon submission and approval of written statements and bills in accordance with the then-regular procedures of Employer, pay or reimburse Employee for any and all necessary, customary and usual expenses (including entertainment) incurred by employee for or on behalf of Employer in the normal course of business as determined to be appropriate by Employer.

          (e) Employee shall be entitled to receive directors' fees of at least $12,000 per year, participation in Employer's KSOP and existing Salary Continuation Agreement.

          (f) OTHER BENEFITS. In the event that Employer in the future establishes any other benefit plan for its senior executives generally, Employee shall be eligible to participate in such plan on the terms and conditions stated in the legal documents for such plan.

     6. TERMINATION. This Agreement may be terminated prior to December 31, 2003, with or without cause in accordance with this Paragraph 6(a) through 6(g). In the event of such termination, Employee shall be released from all obligations under this Agreement, except that Employee shall remain subject to Paragraphs 7, 8, 11(c) and 11(i), and Employer shall be released from all obligations under this Agreement, except as otherwise provided in this Paragraph and Paragraphs 11(c), 11(e), and 11(i).

          (a) EARLY TERMINATION BY EMPLOYER WITHOUT CAUSE. This Agreement may be terminated without cause, for any reason whatsoever, in the sole, absolute and unreviewable discretion of Employer, upon six
               (6) months' written notice by Employer to Employee.  If this
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               Agreement is terminated pursuant to this Paragraph 6(a), or if the term of this Agreement is not extended upon expiration thereof, Employee shall receive his then current salary, the amount of his bonus for the most recently completed fiscal year and the insurance benefits as provided under the terms of this Agreement, for a period of twelve (12) months from the date of such termination provided Employee shall, at his discretion, be entitled to receive such salary payment in two lump sums, the first on his last date of employment, and the second six (6) months later, in lieu of receiving such salary payments over a period of twelve (12) months following termination. Such salary, bonus and insurance benefits shall be in full and complete satisfaction of any and all rights which Employee may enjoy under this Agreement and shall be the sole compensation and/or damages payable to Employee as the result of termination of this Agreement without cause.

          (b) EARLY TERMINATION BY EMPLOYER FOR CAUSE. This Agreement may be terminated for cause by Employer immediately upon written notice to Employee, and Employee shall not be entitled to receive compensation or other benefits for any period after termination for cause. Cause for termination pursuant to this Paragraph 6(b) shall include termination because of the Employee's personal dishonesty, incompetence, willful misconduct, embezzlement, fraud, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or to comply with Employer's policies, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), or material breach of any provision of this Agreement.

          (c) EARLY TERMINATION BY EMPLOYEE. This Agreement may be terminated by Employee upon ninety (90) days' written notice to Employer.

          (d) EARLY TERMINATION UPON DISABILITY. If Employee becomes disabled due to a physical or mental disability so that he is unable to perform the essential functions of his position and the disability cannot be reasonably accommodated without undue hardship, Employer may at its option terminate this Agreement. Employee shall be entitled to the salary and bonus provided for in Paragraph 5 of this Agreement for a period not to exceed six
               (6) months from the date of Employee's first absence due to the disability, but not beyond the termination date of this Agreement, and to accrued but unused vacation leave. Employee's salary and bonus in the event of disability and termination therefor shall be offset by any payments received by Employee as a result of any disability insurance policy purchased by Employer for Employee. All other

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               benefits provided for under this Agreement shall cease as of the date of termination. For purposes of this Agreement, physical or mental disability shall mean the inability of Employee to fully perform under this Agreement for a continuous period of ninety (90) days, as determined by a physician in the case of physical disability, or a psychiatrist in the case of mental disability, licensed to practice medicine in California and selected jointly by Employer and Employee. Upon demand by Employer, Employee or Employee's representative (but not counsel) if Employee is not physically able to do so shall act promptly to select such physician or psychiatrist jointly with Employer, shall consent to undergo any reasonable examination or test and shall authorize release of all pertinent medical records to Employer. Recurrent disabilities will be treated as separate disabilities if they result from unrelated causes or if they result from the same or related cause or causes and are separated by a continuous period of at least six (6) full months during which Employee was able to perform his duties hereunder equal to at least eighty percent (80%) of his capacity prior to disability. Otherwise, recurrent disabilities will be treated a a continuation of previous disabilities for the purpose of determining the limitations established in this paragraph.

          (e) DEATH DURING EMPLOYMENT. This Agreement shall terminate immediately upon the death of Employee.

          (f) CHANGE OF CONTROL. It is the Employer's desire that the Employee not suffer any personal or financial loss as a result of a Change in Control. Accordingly, if within two years of a Change of Control Employee's: (i) employment is terminated for any reason other than death or cause; (ii) aggregate compensation (base salary, any bonus or benefits) is reduced below the amount he is entitled to receive on the day before any Change of Control occurs; (iii) situs of his employment is changed; or (iv) duties and responsibilities are significantly reduced from those on the day before any Change of Control, then Employee shall be entitled to a payment sufficient to insure he will receive in compensation for that period a sum equal to two times the aggregate of his then regular annual salary and the bonus he was paid for the most recently completed fiscal year. A "Change of Control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of Employer, (ii) the Employer shall be merged or consolidated with another corporation or bank and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting bank or corporation shall be owned in the aggregate by the former shareholders of Employer, other than affiliates (within

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               the meaning of the Securities Exchange Act of 1934) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation,
               (iii) Employer shall sell substantially all of its assets to another bank or corporation which is not a wholly owned subsidiary, or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall acquire 25% or more of the outstanding voting securities of Employer (whether directly, indirectly, beneficially or of record).
               For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Securities Exchange Act of 1934.

     7. PRINTED MATERIAL. All written or printed materials used by Employee in performing duties for Employer are and shall remain the property of Employer. Upon termination of employment, Employee shall promptly return such written or printed materials to Employer.

     8. DISCLOSURE OF INFORMATION. Employee recognizes and acknowledges that Employer possess information concerning their business affairs and methods of operation which constitute valuable, special and unique assets of their businesses. Employee shall not, at any time before or after termination of this Agreement, disclose to anyone any confidential information relating to Employer or any affiliate of Employer. For purpose of this paragraph, confidential information includes all information regarding products, services, processes, know-how, customers, suppliers, product and/or service development, business plans, research, finances, marketing, pricing, costs and any other proprietary matters relating to Employer, or any affiliate of Employer. Employee recognizes and acknowledges that all financial information concerning any of Employer's customers is strictly confidential, and Employee shall not at any time before or after termination of this Agreement disclose to anyone any such financial information or any part thereof, for any reason or purpose whatsoever.

     9. NONCOMPETITION BY EMPLOYEE. During the term of this Agreement, Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any competing banking business; provided, however, Employee shall not be restricted by this paragraph from owning securities of corporations listed on a national securities exchange or regularly traded by national securities dealers, so long as such investment does not exceed one percent (1%) of the market value of the outstanding securities of such corporation.


     10.  SURETY BOND.  Employee agrees that he will furnish all information and

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take any steps necessary to enable Employer to obtain or maintain a fidelity bond, satisfactory to Employer, conditional on the rendering of a true account by Employee of all monies, goods or other property which may come into the custody, charge or possession of Employee during the term of this employment. Employer shall pay all premiums on the bond. If Employee cannot qualify for a surety bond at any time during the term of this Agreement, Employer shall have the option to terminate this Agreement immediately.

     11. GENERAL PROVISIONS. This Agreement is further governed by the following provisions:

          (a) ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, among the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and agreements among the parties with respect to such employment. Each party acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party or anyone acting on behalf of a party which are not embodied herein, and that no other agreement, statement, representation, inducement or promise not contained in this Agreement shall be valid or binding. Any modification, waiver or amendment of this Agreement will be effective only if it is in writing and signed by the party to be charged.

          (b) WAIVER. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provisions or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          (c) CHOICE OF LAW AND FORUM. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent preempted by the laws of the United States. Any action or proceeding brought upon or arising out of this Agreement or its termination shall be brought in a forum located in Santa Cruz, California.

          (d) BINDING EFFECT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon Employer, its successors and assigns, including without limitation, any person, partnership or corporation which may acquire all or substantially all of Employer's assets and business, or with or into which Employer may be

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               consolidated, merged or otherwise reorganized, and this
               provision shall apply in the event of any subsequent merger, consolidation, reorganization or transfer. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives. The rights and obligations of Employee under this Agreement shall not be transferable by Employee by assignment or otherwise and such rights shall not be subject to commutation, encumbrance or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void.

          (e) INDEMNIFICATION. Employer shall indemnify Employee to the maximum extent permitted under the Articles of Incorporation and By-Laws of Employer and applicable laws and regulations for any liability or loss arising out of Employee's actual or asserted misfeasance or nonfeasance in the good faith performance of his duties or out of any actual or asserted wrongful act against or by Employer, including, but not limited to, judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom. If available at reasonable rates, which shall be determined by the Employer in its sole discretion, Employer shall endeavor to apply for and obtain Directors' and Officers' Liability Insurance to indemnify and insure Employer and Employee from such liability or loss.

          (f) SEVERABILITY. In the event that any term or condition contained in this Agreement shall, for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

          (g) HEADINGS. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          (h) NOTICES. Any notices to be given hereunder by and party to another party may be effected either by personal delivery, in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses indicated at the end of this Agreement, but each party may change his or her address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of five
               (5) days after mailing.

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          (i)  ATTORNEYS' FEES AND COSTS.  If any action at law or in equity is brought by a party upon or arising out of this Agreement or its termination, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements incurred in the action, in addition to any other relief to which he may be entitled.


     IN WITNESS WHEREOF, the parties hereto have set their hands this 21st day of June, 1999, in the City of Santa Cruz, State of California.

     EMPLOYER:                COAST BANCORP



                              By: /s/  JAMES C. THOMPSON
                                  --------------------------
                                  James C. Thompson,
                                  Chairman

                                  COAST COMMERCIAL BANK



                              By: /s/  JAMES C. THOMPSON
                                  --------------------------
                                  James C. Thompson,
                                  Chairman

     EMPLOYEE:



                                  /s/  HARVEY J. NICKELSON
                                  --------------------------
                                  Harvey J. Nickelson